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                                                                  EXHIBIT 23.1.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Heftel Broadcasting Corporation and to the incorporation by reference therein of our report dated March 25, 1994, with respect to the financial statements of Spanish Radio Network included in Heftel Broadcasting Corporation's Registration Statement (Form S-1 No. 33-78370) and related Prospectus dated July 27, 1994, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP
                                            Ernst & Young LLP
Miami, Florida
October 11, 1996